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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant   |X|

Check the appropriate box:

         |X| Preliminary Proxy Statement

         |_| Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))

         |_| Definitive Proxy Statement

         |_| Definitive Additional Materials

         |_| Soliciting Material Under Rule 14a-12

                                  ADVOCAT INC.
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                (Name of Registrant as Specified in Its Charter)


                          BRISTOL INVESTMENT FUND, LTD.
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         |_| Fee paid previously with preliminary materials:
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         |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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                 ANNUAL MEETING OF SHAREHOLDERS OF ADVOCAT INC.

                                 JUNE ____, 2009

                PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

                              DATED APRIL ___, 2009

               DEFINITIVE PROXY STATEMENT INTENDED TO BE RELEASED
                  TO SHAREHOLDERS ON OR ABOUT APRIL _____, 2009

TO OUR FELLOW ADVOCAT INC. SHAREHOLDERS:

This proxy statement and the enclosed GOLD proxy card are being furnished to shareholders of Advocat Inc. ("Advocat" or the "Company") in connection with the solicitation of proxies by, Bristol Investment Fund, Ltd. ("Bristol") ("we" or the "Shareholder"), to be used at the 2009 annual meeting of shareholders of Advocat, including any adjournments or postponements thereof and any meeting held in lieu thereof (the "2009 Annual Meeting"). The 2009 Annual Meeting is scheduled to be held at _____ a.m. (local time) on June ___, 2009, at___________
____________________________________________________________________________.
This proxy statement and the GOLD proxy card are first being furnished to shareholders on or about ________________.

  THIS SOLICITATION IS BEING MADE BY THE SHAREHOLDER AND NOT ON BEHALF OF THE
                BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD").

We are soliciting your proxy for the 2009 Annual Meeting in support of the following proposals:

1. To elect two nominees, Paul Kessler and Richard McKilligan (together, our "Nominees"), to the Board to serve as directors; and

2. To conduct such other business as may properly arise during the meeting.

If we determine that either of our Nominees is unable or otherwise unavailable to serve as a director, we reserve the right to nominate a replacement candidate for election as a director. In any such case, the GOLD proxy card will be voted for such substitute nominee(s).

Advocat has disclosed that the record date for determining shareholders entitled to notice of and to vote at the 2009 Annual Meeting is __________, 2009 (the "Record Date"). Shareholders of record at the close of business on the Record Date will be entitled to vote at the 2009 Annual Meeting. According to Advocat's proxy statement for the 2009 Annual Meeting, as of the Record Date, there were 5,670,987 shares of common stock, $0.01 par value per share (the "Shares"), outstanding and entitled to vote at the 2009 Annual Meeting. As of the Record Date, Bristol is the beneficial owner of an aggregate of 393,450 Shares, which represents approximately 6.94% of the Shares outstanding. Bristol intends to vote such Shares FOR the election of its Nominees.

 BRISTOL URGES YOU TO VOTE YOUR GOLD PROXY CARD FOR OUR NOMINEES AND THE OTHER
                  PROPOSAL DESCRIBED IN THIS PROXY STATEMENT.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY DELIVERING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO BRISTOL OR TO THE SECRETARY OF THE COMPANY.

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    HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A GOLD PROXY
            CARD EVEN IF YOUR SHARES ARE SOLD AFTER THE RECORD DATE.

IF YOU PURCHASED SHARES AFTER THE RECORD DATE AND WISH TO VOTE THOSE SHARES AT THE 2009 ANNUAL MEETING, YOU SHOULD OBTAIN A GOLD PROXY CARD FROM THE SELLER OF THOSE SHARES.

IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE THOSE SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE AND RETURN ON YOUR BEHALF THE GOLD PROXY CARD AS SOON AS POSSIBLE.

Bristol has retained ____________ to assist in communicating with shareholders in connection with the proxy solicitation and to assist in efforts to obtain proxies. If you have any questions about executing your GOLD proxy card or require assistance, please contact:

_______________ at _____________ (telephone) or ______________ (fax)

                   REASONS FOR THE SHAREHOLDER'S SOLICITATION

Bristol has owned Shares in the Company since June 2006. Based on the Company's publicly available information, it is one of the largest shareholders not serving on the Board or in management, beneficially owning approximately 6.94% of the outstanding Shares. We are asking for your vote in order to elect two Nominees, Paul Kessler and Richard McKilligan, to the Board. Our Nominees are committed to promoting the accountability of management to the Company's shareholders and encouraging and overseeing efforts to maximize shareholder value.

The election contest provides the shareholders an opportunity to vote on whether the current CEO, William R. Council, III, should be reelected to the Board. Bristol asks its fellow shareholders to evaluate Mr. Council's performance and compensation. If they are displeased, Bristol asks them to vote for its Nominees, thereby removing Mr. Council from the Board.

With respect to our desire to maximize shareholder value, we believe that the Board ought to address the following and other similar matters:

         o Are shareholders obtaining the maximum value for their interests by continuing Advocat as a stand alone business or would shareholders benefit by a sale or merger?

         o Is management's compensation in line with performance and with comparable companies?

If elected, the Nominees will ask the Board to evaluate whether the shareholders are best served by continuing the Company as a stand alone business or by a sale, merger, or similar transaction. Through June 2008, Advocat's stock traded as high as $12 per share. On April 7, 2009, it closed at $2.70 per share, having traded between $1.96 and $2.90 in February and March 2009. While the markets have generally declined in late 2008 and in 2009, Advocat's performance merits extra scrutiny. In 2007, its share price declined substantially. In November and December 2006, Advocat's stock traded between $15.23 and $21.03. During these same months in 2007, it traded between $9.99 and $11.21. Bristol believes that the performance of the Advocat's share price reflects a negative market assessment of the Company's performance under current management.


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Bristol has also observed that Advocat generates far less on a per share "free cash flow" basis than four companies that Bristol believes comparable. These companies are The Ensign Group, Inc. (ENSG), Kinder Heathcare Inc. (KND), Skilled Healthcare Group, Inc. (SKH) and Sun Healthcare Group, Inc. (SUNH). The chart below measures cash flow from operations, excluding capital expenditures, on a per share basis for 2008 for these companies:

ENSG                                               $     1.30
SUNH                                               $     1.03
KND                                                $     0.88
SKH                                                $     0.36
AVCA                                               $    (0.04)


Bristol has also compared Advocate's performance in two key areas, the occupancy rate of its facilities and the percentage of patients receiving Medicare benefits. In both areas, Advocat underperforms this same peer group:

                                          2006              2007         2008
                                          ----              ----         ----
Occupancy
KND                                       88.3%             87.8%        89.0%
SUNH                                      89.9%             89.8%        88.9%
SKH                                       86.1%             84.9%        84.5%
ENSG                                      82.6%             81.3%        81.1%
AVCA                                      78.8%             77.6%        75.3%

Medicare Mix
SKH                                       18.0%             18.1%        17.2%
KND                                       17.0%             17.0%        17.0%
SUNH                                      14.0%             14.3%        14.7%
ENSG                                      15.0%             13.6%        14.7%
AVCA                                      14.0%             13.7%        13.3%


Bristol believes that these performance metrics explain the low valuation that the market places on the facilities in the hands of Advocat's senior management. The "adjusted enterprise value" of Advocat on a per bed basis, as of April 7, 2009, compared to this same group was as follows:

AEV/Bed
KND                                                $   121,969.00
SKH                                                $    94,936.00
SUNH                                               $    76,453.00
ENSG                                               $    68,687.00
AVCA                                               $    55,595.00

Adjusted enterprise value is based on the sum of (i) market capitalization of the reported company's shares as of April 7, 2009; (ii) the amount of debt reported as of its most recent SEC filing, and (iii) capitalization of rent charges for the most recent year at ten percent. This adjustment is appropriate for a fair comparison between the service providers that rent facilities and those that own them.


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Based on these comparisons, Bristol questions whether the high costs of operating a public company and compensating senior management are justified for a business the size of Advocat.

Bristol also questions whether senior management's compensation is excessive in light of Advocat's performance. According to Advocat's Proxy Statement filed May 2, 2008, Mr. Council received aggregate compensation in the amount of $885,674 for 2007 and $1,876,694 for 2006. Mr. Tyler received $554,958 and $858,267 for these years and Mr. Riddle, received $401,981 and $1,123,980. In 2008, Advocat's revenues increased from $245 million to $289 million while net income from continuing operations declined by almost 50%, from $15.8 million to $8.8 million. This continued the pattern of prior years. In 2005, Advocat had net revenues of $201 million and income from continuing operations of $17.2 million. In 2006, net income declined to $12.9 million, while net revenues increased to $215 million.

In March 2006, the current CEO, William Council, along with the COO (Raymond Tyler) and CFO (L. Glynn Riddle) entered into Employment Agreements with the Company. Bristol is especially concerned that the Employment Agreements for the three senior members of the management all provide that the executives will receive substantial payments simply because the Company determines not to extend the employment relationship. Mr. Council's Employment Agreement, for example, provides that if the Company determines not to extend for an additional year, the Company must pay him "in a lump sum an amount equal to 250% of his base salary and thereafter continue to provide him with the benefits and perks that he now enjoys for eighteen months. According to Advocat's Proxy Statement filed May 2, 2008, these payments would then exceed $2.3 million. Similar provisions govern the employment of Mr. Tyler and Mr. Riddle, the COO and CFO. According to the 2008 Proxy Statement, they would be entitled to $516,112 and $661,322 respectively upon a non-renewal of their Employment Agreements.

                         BACKGROUND TO THE SOLICITATION

Bristol has been an investor in Advocat since June 2006 and is currently the beneficial owner of 393,450 Shares, representing approximately 6.94% of the issued and outstanding Shares. The following is a chronology of events leading up to this proxy solicitation:

         o Over the past few years Mr. Kessler on behalf of Bristol has had discussions with the Company about opportunities which he believed could have a positive impact on Advocat. He made various proposals to the Company for transactions which he believed would be beneficial to all parties; however, none of these proposals were ever formalized into a letter of intent, written offer or similar formal document. In 2006 and 2007, Mr. Kessler also wrote several letters to Mr. Council, the Chief Executive Officer of the Company, stating concerns about corporate governance, valuation of the Company's stock, and the general direction of the Company.

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         o        In 2007, Bristol concluded that the Company's shareholders might benefit from a sale of the business while the markets for such transactions were strong. After Bristol's suggestions were rebuffed by management, Bristol submitted a shareholder proposal to the Company in December 2007 proposing that the following resolution be voted on at the 2008 Annual Meeting.

                  RESOLVED, that the stockholders of the Corporation recommend that the Board of Directors promptly engage an investment banking firm and pursue a sale, or liquidation of the Corporation.

         o At the 2008 Annual Meeting, Bristol's resolution received support from approximately 14% of the votes cast.

         o On April 2, 2008 Bristol notified the Company of its nomination of Paul Kessler and Richard McKilligan for election to the Board at the 2008 Annual Meeting. Bristol later withdrew these nominations as a result of the Company including Bristol's shareholder proposal in its definitive proxy.

         o On March 17, 2009, Bristol notified the Company of its nomination of Paul Kessler and Richard McKilligan for election to the Board at the 2009 Annual Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The Board is currently composed of six directors divided into three classes, all of whom are serving staggered three-year terms. Bristol understands that the Board has nominated two incumbent directors, William A. Council and Richard M. Brame, for election at the 2009 Annual Meeting. Bristol is seeking your support at the 2009 Annual Meeting to elect its Nominees, Paul Kessler and Richard McKilligan, in opposition to Advocat's slate of nominees.

       REASONS WHY THE SHAREHOLDER IS CHALLENGING THE INCUMBENT DIRECTORS

Bristol has been a long term investor of Advocat, since June 2006, and believes that it is one of the largest shareholders independent of the Board and management, beneficially owning approximately 6.94% of the outstanding Shares. As such, we believe that OUR INTERESTS AS SHAREHOLDERS ARE CLOSELY ALIGNED WITH YOURS.

Bristol has a vested financial interest in seeing that shareholder value is maximized. IF ELECTED, OUR NOMINEES ARE COMMITTED TO WORKING TO PROMOTE MANAGEMENT ACCOUNTABILITY AND MAXIMIZE SHAREHOLDER VALUE FOR ALL SHAREHOLDERS.

There can be no assurance that the actions our Nominees intend to take as described in this proxy statement will be implemented if they are elected or that the election of our Nominees will improve the Board's accountability or otherwise enhance shareholder value. Your vote to elect our Nominees does not constitute a vote in favor of our goals for Advocat. The election of our Nominees will have the legal effect of replacing two incumbent directors of the Company with our Nominees. If elected, our Nominees will have fiduciary duties to all shareholders and, accordingly, may not act in accordance with the views and wishes of the Shareholder.

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If elected to the Board, our Nominees will constitute a minority of the current six members of the Board. Under the Company's Bylaws, a majority of the Board constitutes a quorum for the transaction of business, and the act of a majority of the Board present at a Board meeting at which a quorum is present shall be the act of the Board. Accordingly, our Nominees, if elected, would not be able to take Board action at a meeting of the Board without the support of at least one other director. If elected, our Nominees will advocate Board accountability and maximization of value for all shareholders.

                           THE SHAREHOLDER'S NOMINEES

The following information sets forth the name, age, business address, present principal occupation and employment and material occupations, positions, offices or employments for the past five years of each of the Shareholder's two Nominees.

PAUL KESSLER. Since March 2000, Mr. Kessler (age 48) has been the Principal and Manager of Bristol Capital Advisors, LLC, the investment advisor to Bristol. Mr. Kessler specializes in identifying and structuring investment transactions with emerging growth public companies and directing trading in portfolio securities. The principal business address of Mr. Kessler is 10990 Wilshire Boulevard, Suite 1410, Los Angeles, CA 90024.

RICHARD MCKILLIGAN. Since January 2007, Richard McKilligan (age 45) has served as the General Counsel, Chief Financial Officer and Secretary of Derycz Scientific, Inc. Since August 2008, he has also served as CFO of Percipio Biotherapeutics, Inc. Mr. McKilligan has been a director of Bristol since February 2008, and served as Counsel to Bristol Capital Advisors, LLC from January 2006 to September 2008. Mr. McKilligan was an associate attorney with Morgan, Lewis & Bockius, LLP in their New York and London offices from 1999 until December 2005. Mr. McKilligan earned his law degree from Cornell Law School, his MBA from the University of Chicago and his undergraduate degree in Accountancy from the University of Illinois at Urbana-Champaign. Mr. McKilligan is admitted to the Bars of California, New York and Florida. Derycz Scientific is not an affiliate of the Company.

For additional information regarding our Nominees, please see Appendix I to this proxy statement.

Our Nominees will not receive any compensation from the Shareholder directly related to their service as directors of the Company if elected. If elected, our Nominees will be entitled to such compensation from the Company as is consistent with the Company's past practice for non-employee directors, which is described in the Company's proxy statement in connection with the 2009 Annual Meeting.

Except as disclosed in this proxy statement (including the Appendix attached hereto), neither of our Nominees, the Shareholder nor any of their affiliates or associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2009 Annual Meeting.

Bristol does not expect that either of its Nominees will be unable to stand for election, but, in the event that one or both of them is unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees of the Shareholder. Bristol reserves the right to nominate substitute or additional persons as nominees for any reason, including in the event that (1) the Board is expanded beyond its current size and/or (2) one or both of our Nominees should become unable for any reason, to accept his nomination or election.

WE URGE YOU TO VOTE FOR THE ELECTION OF PAUL KESSLER AND RICHARD MCKILLIGAN.

PARTICIPANTS IN SOLICITATION OF PROXIES

In addition to our Nominees, members of Bristol may be deemed to be "participants" in this proxy solicitation as such term is defined in Schedule 14A promulgated under the Exchange Act. Bristol, a Cayman Islands exempted company and an investment fund, is the record owner of 100 Shares, and a beneficial owner of 393,450 Shares (inclusive of its record Shares). The principal business address for Bristol is 10990 Wilshire Boulevard, Suite 1410, Los Angeles, CA 90024. The address of Bristol's registered office is Caledonian


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Fund Services (Cayman) Limited, 69 Dr. Roy's Drive, George Town, Grand Cayman,
Cayman Islands. Bristol Capital Advisors, LLC, an entity organized under the laws of the State of Delaware ("BCA"), is the investment advisor to Bristol. Paul Kessler is manager of BCA and as such has voting and dispositive power over the shares held by Bristol.

The Nominees are both United States citizens.

All transactions in the securities of Advocat effected within the past two years by the Participants are contained in Appendix I to this proxy statement. For additional information regarding the Participants, please see Additional Participant Information.

Bristol has retained ____________ as a proxy solicitor in connection with this proxy solicitation. ______________ is a proxy service company. It mails documents to shareholders, responds to shareholder questions and solicits shareholder votes for many companies. Bristol anticipates that certain of its regular employees may communicate by mail, courier services, Internet, advertising, telephone, facsimile or in person with institutions, brokers or other persons that are shareholders of the Company for the purpose of assisting in the solicitation of proxies. Employees of Bristol will receive no additional consideration if they assist in the solicitation of proxies. __________________ does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this proxy solicitation or that Schedule 14A requires the disclosure of certain information concerning _________________. The business address of _____________________ is
__________________________________________.

            OTHER MATTERS TO BE CONSIDERED AT THE 2009 ANNUAL MEETING

Other than the proposals addressed in this proxy statement, Bristol is unaware of any other matters to be considered at the 2009 Annual Meeting. Should other matters that Bristol is not aware of a reasonable period of time before this solicitation be brought before the 2009 Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

                                PROXY INFORMATION

The enclosed GOLD proxy card may be executed only by holders of record of Shares on the Record Date. If you were a shareholder of record on the Record Date, you will retain your voting rights at the 2009 Annual Meeting even if you sell your Shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote your Shares on the GOLD proxy card, even if you sell your Shares after the Record Date.

The Shares represented by each GOLD proxy card that is properly executed and returned to Bristol will be voted at the 2009 Annual Meeting in accordance with the instructions marked thereon, and will be voted in the discretion of the persons names as proxies on whatever other matters may properly come before the 2009 Annual Meeting. Executed but unmarked GOLD proxies will be voted FOR the election of our Nominees as directors and FOR the approval of the other proposal set forth in this proxy statement.

If you hold your Shares in the name of one or more brokerage firms, banks or nominees, only they can vote your Shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card representing your Shares to be signed and returned. Bristol urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Shareholder at c/o Bristol Capital Advisors, LLC, 10990 Wilshire Boulevard, Suite 1410, Los Angeles, California 90024, Attention:
Amy Wang, Esq., so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

                              REVOCATION OF PROXIES

Any shareholder who has mailed a WHITE proxy card to the Company may revoke it before it is voted by mailing a duly executed GOLD proxy card to Bristol at c/o Bristol Capital Advisors, LLC, 10990 Wilshire Boulevard, Suite 1410, Los Angeles, California 90024, Attention: Amy Wang, Esq., bearing a date LATER than


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the WHITE proxy card delivered to the Company prior to its exercise. Proxies may also be revoked at any time prior to exercise by: (i) attending the 2009 Annual Meeting and voting in person (although attendance at the 2009 Annual Meeting will not in and of itself constitute revocation of a proxy) or (ii) delivering written notice of revocation. The revocation may be delivered either to ______________________________, or to the corporate secretary of the Company at 1621 Galleria Boulevard, Brentwood, Tennessee 37027, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, the Shareholder requests that either the original or a copy of any revocation be mailed to the Shareholder at c/o Bristol Capital Advisors, LLC, 10990 Wilshire Boulevard, Suite 1410, Los Angeles, California 90024, Attention:
Amy Wang, Esq., so that the Shareholder will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of our Nominees as directors and the other proposal set forth herein have been received. The Shareholder may contact shareholders who have revoked their proxies.

IF YOU PREVIOUSLY EXECUTED AND RETURNED A PROXY CARD TO THE COMPANY, THE SHAREHOLDER URGES YOU TO REVOKE IT BY SIGNING, DATING AND MAILING THE GOLD PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES.

                                QUORUM AND VOTING

Based on the Company's proxy statement for the 2009 Annual Meeting, there were __________ Shares outstanding and entitled to vote on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the 2009 Annual Meeting. Shareholders of the Company will not have rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the 2009 Annual Meeting.

The presence, in person or by proxy, of holders of Shares representing a majority of the votes entitled to be cast at the 2009 Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the 2009 Annual Meeting. Assuming a quorum is present or otherwise represented at the 2009 Annual Meeting, the election of our Nominees requires the affirmative vote of a plurality of the Shares represented and entitled to vote at the 2009 Annual Meeting. Assuming a quorum is present or otherwise represented at the 2009 Annual Meeting, the other proposal set forth in this proxy statement will be approved if shareholders representing a greater number of Shares vote in favor of the applicable proposal than against it. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election or the vote to declassify the Board. Abstentions and broker non-votes will have no effect on these proposals since such actions do not represent votes cast on these proposals. Your vote is extremely important. WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TO VOTE FOR THE OTHER PROPOSALS SET FORTH THEREON.

                         COST AND METHOD OF SOLICITATION

Bristol has retained ____________________ as a proxy solicitor in connection with this proxy solicitation. For these services, _________________ is to receive a fee of up to approximately $______, plus reimbursement for its reasonable out-of-pocket expenses. Proxies may be solicited by mail, courier services, Internet, advertising, telephone, facsimile or in person. In addition, it is anticipated that certain employees of Bristol would participate in the solicitation of proxies. The business address of any Bristol employee would be the same as that of his or her respective employer. Although no precise estimate can be made at the present time, the total expenditures in furtherance of, or in connection with, the solicitation of shareholders is estimated to be $________ in total. As of the date hereof, the Shareholder has incurred approximately $________ of solicitation expenses.

Costs related to this solicitation of proxies, including expenditures for attorneys, proxy solicitors, advertising, printing, transportation and related expenses will be borne by Bristol. To the extent legally permissible, Bristol will seek reimbursement from the Company for those expenses if any of our Nominees is elected. The Shareholder does not currently intend to submit the question of such reimbursement to a vote of the shareholders.

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                             ADDITIONAL INFORMATION

Certain information regarding the compensation of directors and executive officers, the securities of the Company held by the Company's directors, nominees, management and 5% shareholders and certain other matters regarding the Company's officers and directors is required to be contained in the Company's proxy statement. Certain other information regarding the 2009 Annual Meeting, as well as procedures for submitting proposals for consideration at the 2009 annual meeting of shareholders, is also required to be contained in the Company's proxy statement. Please refer to the Company's proxy statement under "Election of Directors" to review this information. The Shareholder does not make any representation as to the accuracy or completeness of the information contained in the Company's proxy statement.

Bristol has filed with the Securities and Exchange Commission (the "SEC") a statement on Schedule 13D, which contains information in addition to that furnished herein. The Schedule 13D, including amendments thereto, may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549 or viewed on-line at www.sec.gov. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

          IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE CALL:

                                 AMY WANG, ESQ.
                          BRISTOL CAPITAL ADVISORS, LLC
                CALL: (310) 696-0333 X100 OR FAX: (310) 696-0334
                         EMAIL AMY@BRISTOLCOMPANIES.NET

                       ADDITIONAL PARTICIPANT INFORMATION

Except as set forth in this proxy statement or in the Appendix attached hereto, to the best knowledge of the Shareholder:

(i) no Participant owns any securities of the Company or any parent or subsidiary of the Company, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Company within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Company;

(ii) no Participant has borrowed or otherwise obtained any funds for the purpose of acquiring or holding any securities of the Company;

(iii) no Participant or any associate of any Participant has any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates or (b) with respect to future transactions to which the Company or any of its affiliates will or may be a party;

(iv) no Participant or any associate of any Participant has engaged in or had a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000;

(v) no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies;

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(vi) no Participant has any arrangement or understanding with any person pursuant to which a nominee for director is proposed to be elected;

(vii) none of the corporations or organizations in which any of the Participants is conducting or has conducted his principal occupation or employment during the past five years is a parent, subsidiary or other affiliate of the Company;

(viii) there is no family relationship (as defined in Section 401(d) of Regulation S-K) between any of our Nominees and (a) any other Nominee or (b) any director of the Company, executive officer of the Company or person nominated by the Company to become a director or executive officer;

(ix) there is no event that occurred during the past five years with respect to any of our Nominees required to be described under Item 401(f) of Regulation S-K;

(x) there are no relationships involving any of our Nominees or any of their associates that would have required disclosure under Item 402(j) of Regulation S-K had our Nominees been directors of the Company;

(xi) no Nominee or any associate of a Nominee is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material proceeding;

(xii) no Nominee has any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K;

(xiii) no Participant or any associate of a Participant has, since the beginning of the Company's last fiscal year, been indebted to the Company or any of its subsidiaries in an amount in excess of $120,000;

(xiv) no Nominee has ever served on the Board or been employed by the Company, and no Nominee or any associate of any Nominee has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to other plans or other compensation from, or related to, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K;

(xv) no Participant has any substantial interest, direct or indirect, in any matter to be acted upon proposed in this proxy statement aside from its interest as a shareholder of the Company; and

(xvi) no Participant has, during the past 10 years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

For the purposes of the foregoing, the term "associates" shall have the meaning as that term is defined in Rule 14a-1 of Regulation 14A under the Exchange Act.

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                                   APPENDIX I

    SHARES OF COMMON STOCK OF THE COMPANY BOUGHT OR SOLD BY THE PARTICIPANTS
                              IN THE LAST TWO YEARS

Set forth below are the dates and amounts of each Participant's purchases and sales of Company common stock within the past two years. Sales are indicated (in parentheses). All of these transactions were open market transactions. Prices are net of brokerage commissions. Mr. Kessler has not purchased or sold any Company common stock within the past two years, except to the extent that he may be deemed to beneficially own shares purchased or sold by Bristol.

                          BRISTOL INVESTMENT FUND, LTD.
   Date                            Shares                          Cost / Share
   ----                            ------                          ------------
 4/11/2007                          4,700                           $12.83360
 7/26/2007                          1,700                           $10.09880
 7/27/2007                         15,000                            $9.72100
 7/31/2007                          4,217                           $10.30440
 1/28/2008                         12,270                           $10.96710
 8/7/2008                          22,200                            $6.75110
 8/8/2008                           8,700                            $6.75800
 8/11/2008                          6,900                            $6.75190
 8/12/2008                          8,600                            $6.91690
 8/13/2008                          5,000                            $6.95740
 8/14/2008                          2,500                            $7.20000
 10/6/2008                            938                            $3.92000
10/28/2008                          3,500                            $3.15320
11/12/2008                            498                            $2.50000
11/20/2008                          5,000                            $2.40000
11/24/2008                          1,400                            $2.10710
11/25/2008                            895                            $1.85640
11/26/2008                          5,300                            $2.24290
11/28/2008                          4,400                            $2.50090
 12/3/2008                          3,970                            $2.53980
 12/5/2008                          1,900                            $2.50470
 12/8/2008                          1,585                            $2.50570
 2/19/2009                          6,004                            $3.35650
 2/27/2009                          1,286                            $2.25000
 3/3/2009                           2,440                            $2.25000
 3/11/2009                          1,000                            $2.25000
 3/12/2009                          1,000                            $2.00000
 4/6/2009                           3,600                            $2.49000


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                                    IMPORTANT

Please review this proxy statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1. If your shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to _________________, in the postage-paid envelope provided today.

2. If you have previously signed and returned a proxy card to Advocat, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Advocat by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2009 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2009 Annual Meeting to _____________________, or by voting in person at the 2009 Annual Meeting.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GOLD proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

4. After signing the enclosed GOLD proxy card, do not sign or return Advocat's proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

____________________________, Call: _________________.



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                               PLEASE VOTE TODAY!

                    SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.




                 TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                       ADVOCAT INC.

                              ANNUAL MEETING OF STOCKHOLDERS

            THIS PROXY IS SOLICITED ON BEHALF OF BRISTOL INVESTMENT FUND, LTD.

                          THE BOARD OF DIRECTORS OF ADVOCAT INC.

 G                             IS NOT SOLICITING THIS PROXY
 O
 L       The undersigned appoints Paul Kessler and Richard McKilligan as the
 D undersigned's attorney and agent with full power of substitution to vote all shares of common stock of Advocat Inc. (the "Company"), which
 P       the undersigned would be entitled to vote if personally present at the
 R       Annual Meeting of stockholders of the Company scheduled to be held at
 O       _______________________, on June __, 2009 at ___________, and including
 X       at any adjournments or postponements thereof and at any meeting called
 Y       in lieu thereof (the "Annual Meeting").

         The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Annual Meeting. Mark each vote with an X in the box.

         IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BRISTOL'S NOMINEES IN PROPOSAL NO. 1.

         This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.



         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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                                  ADVOCAT INC.

            SOLICITATION OF PROXIES BY BRISTOL INVESTMENT FUND, LTD.

                             YOUR VOTE IS IMPORTANT

                 Please take a moment now to vote your shares of
                Advocat Inc. common stock for the upcoming Annual
                            Meeting of Stockholders.

                PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY

                  TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE
- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - -
GOLD PROXY CARD


BRISTOL INVESTMENT FUND, LTD. RECOMMENDS A VOTE FOR PROPOSAL NO. 1.
                                                ---

Proposal No. 1: Bristol proposal to elect its slate of director nominees, each -------------- to hold office until the 2012 annual meeting of the Company's stockholders and until their successors are elected and qualify.

Nominees:                    FOR ALL      WITHHOLD AUTHORITY TO    FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
(01) Paul Kessler            NOMINEES     VOTE FOR ALL NOMINEES         ____________________________
(02) Richard McKilligan        [ ]                 [ ]                  ____________________________
                                                                        ____________________________
                                                                        ____________________________

To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponements or adjournments thereof.
                          FOR                    AGAINST                ABSTAIN
                          [ ]                      [ ]                    [ ]



                                             DATE:  ____________________________

                                            ------------------------------------
                                                                     (Signature)
                                            ------------------------------------
                                                    (Signature, if held jointly)
                                            ------------------------------------
                                                                         (Title)

                                      WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS
                                   SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS,
                                  TRUSTEES, ETC. SHOULD INDICATE THE CAPACITY IN
                                     WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS ON THIS PROXY.

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